Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-12755, No. 33-80504, and No. 33-3327 of Sharper Image Corporation on Forms S-8 of our reports dated March 25, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of Sharper Image Corporation for the year ended January 31, 1998.


/s/ Deloitte & Touche LLP

April 29, 1998